Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated 25 June 1999 relating to the financial statements of Trojan Television Limited which appears in the Current Report on Form 8-K of Brilliant Digital Entertainment, Inc. dated June 28, 1999.

/s/ MRI Moores Rowland

MRI Moores Rowland
London, England
November 24, 1999